Tauri-Gum™ Product Line – Now Encompasses Three Dynamic Flavors!

Tauriga Sciences, Inc.:Image - Pomegranate Tauri-Gum™ Blister Pack and Retail Display Box Design(s)

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New York, NY, Sept. 17, 2019 (GLOBE NEWSWIRE) — via NEWMEDIAWIRE — Tauriga Sciences, Inc. (OTCQB: TAUG) (“Tauriga” or the “Company”), a revenue generating Company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities and equity investments, today announced that it has commenced production of its Pomegranate flavored version of Tauri-Gum™ - CBD Infused Chewing Gum. The Company expects to complete this initial production batch of Pomegranate Tauri-Gum™, by early November 2019.

To date, the Company has successfully developed, produced and launched two previous Tauri-Gum™ flavors: Mint and Blood Orange. The Company will incorporate two unique GS1 barcodes into the final Pomegranate package designs, for both the blister pack(s) and retail display box(es). This initial Pomegranate production run will be comprised of 8,750 – 9,000 blister packs or 875 - 900 retail display boxes.

Similar to the existing MINT & BLOOD ORANGE flavored products, the POMEGRANATE version of Tauri-Gum™ will be certified as Kosher and classified as Vegan. The Company expects that its Pomegranate product version will be available on its E-Commerce site (www.taurigum.com) – priced at $17.99 per blister pack!

ABOUT TAURIGA SCIENCES INC.

Tauriga Sciences, Inc. (TAUG) is a revenue generating Company that operates through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities. One such opportunity on which the Company has acted, involves the Company having entered into the cannabidiol (or “CBD”) infused chewing gum product business, as more fully described above and in prior press releases. This CBD infused chewing gum product has been branded under the following name: Tauri-Gum™. See also our periodic reports filed by us with the SEC for a more complete description of our business and material agreements that we have entered into. Further, the Company continues to identify and evaluate additional potential opportunities to generate revenue, as well as shareholder value, and leverage its resources and expertise to build a diversified and sustainable business model. Please visit our corporate website at www.tauriga.com.

In addition, on March 11, 2019, the Company announced the official launch of its E-Commerce site - as part of its Tauri-Gum™ commercialization strategy. This site can be accessed by visiting the following URL address: www.taurigum.com

The Company has established corporate offices in both New York City (USA) and Barcelona (Spain).

DISCLAIMER — Forward-Looking Statements

This press release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 which represent management’s beliefs and assumptions concerning future events. These forward-looking statements are often indicated by using words such as “may,” “will,” “expects,” “anticipates,” believes, “hopes,” “believes,” or plans, and may include statements regarding corporate objectives as well as the attainment of certain corporate goals and milestones. Forward-looking statements are based on present circumstances and on management’s present beliefs with respect to events that have not occurred, that may not occur, or that may occur with different consequences or timing than those now assumed or anticipated. Actual results may differ materially from those expressed in forward looking statements due to known and unknown risks and uncertainties, such as are not guarantees of general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to consummate successful acquisition and licensing transactions, fluctuations in exchange rates, and other factors over which Tauriga has little or no control. Many of these risks and uncertainties are discussed in greater detail in the “Risk Factors” section of Tauriga’s Form 10-K and other filings made from time to time with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. You should not place undue reliance on these forward-looking statements.

Contact:

CONTACT INFORMATION

Tauriga Sciences, Inc.
555 Madison Avenue, 5th Floor
New York, NY 10022
Chief Executive Officer
Mr. Seth M. Shaw
Email: sshaw@tauriga.com
cell # (917) 796 9926
Corp. Website: www.tauriga.com
E-Commerce Website: www.taurigum.com

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●	Tauriga Sciences, Inc.

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